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                                                                 EXHIBIT 10.71.4


Jack A. Shaw                                                          HUGHES(TM)
President and Chief Executive Officer                                    DIRECTV
                                                                        PanAmSat
                                                           DIRECTV Latin America
                                                          Hughes Network Systems

                                    (STAMP)


October 28, 2003

Mr. Joseph R. Wright
President and CEO
PanAmSat Corporation
20 Westport Road
Wilton, CT 06897

Re: Employment Agreement dated August 20, 2001, as amended by Letter of February 3, 2003 (the "February 3 Letter") and by Letter of February 5, 2003(the "February 5 Letter") (collectively called the Employment Agreement)

Dear Joe:

This letter will confirm our further understanding and agreement related to the transaction completion bonus in the amount of $1.5 million that will be payable to you under the Employment Agreement. All payments are premised on your being employed by PanAmSat at the time of payment except as specifically provided below.

We have agreed that the first installment of the transaction bonus will be payable to you upon the later to occur of (a) the closing of a transaction covered by the Employment Agreement and (b) the earlier of (i) March 31, 2004 or
(ii) the date your employment is involuntarily terminated by action of PanAmSat Corporation for any reason, by reason of your death or disability or voluntarily by you for Good Reason, as defined in the Employment Agreement.
We have agreed that the second installment will be payable on the sooner of the one-year anniversary of the first payment or the date your employment is involuntarily terminated for any reason other than Cause, as defined in the Employment Agreement or is voluntarily terminated by you for Good Reason.

If the foregoing conforms to your understanding of our agreement, please countersign a copy of this letter where indicated below and return it to me, at which time this letter will become an amendment to the Employment Agreement.

Sincerely,

/s/ JACK SHAW
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Agreed to and accepted October 31, 2003

/s/ JOSEPH R. WRIGHT
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Joseph R. Wright